                                 EXHIBIT 3.2(a)

                     Amendment to By-laws of the Registrant

                                   ARTICLE IV

                                    Officers

        SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one or more Vice-Presidents, the Secretary and the Treasurer. If more than one Vice-President is elected, they shall have the following order of seniority:
Executive Vice-President, Senior Vice-President, Vice-President. If the Board of Directors wishes, it may also elect as an officer of the Corporation a Chairman of the Board, and if it shall elect a Chairman of the Board, it may also elect a Vice Chairman of the Board, and it may elect other officers including one or more Assistant Treasurers and one or more Assistant Secretaries, as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

         SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

         SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

         SECTION 4. Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the Board of Directors, an officer of the Corporation, and, if present, shall preside at each meeting of the Board of Directors or the stockholders. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation. During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board shall also perform such other duties and exercise such other powers as from time to time may be assigned to the Chairman of the Board by these By-Laws or by the Board of Directors.

         SECTION 5. Vice Chairman of the Board. The Vice Chairman of the Board, if one shall have been elected, shall be a member of the Board of Directors and an officer of the Corporation. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at each meeting of the Board of Directors or the stockholders. Except where by law the signature of the President is required, the Vice Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation. During the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall exercise all the powers and discharge all the duties of the Chairman of the Board. The Vice Chairman of the Board shall also perform such other duties and exercise such other powers as from time to time may be assigned to the Vice Chairman of the Board by these By-Laws or by the Board of Directors.

         SECTION 6. President. The President shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board, or if a Chairman of the Board and a Vice Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. The President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to the President by the Board of Directors.

         SECTION 7. Vice President. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the

Vice-President, or if there shall be more than one, the Vice-Presidents in the order of their seniority, shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

      SECTION 8.  Treasurer.  The Treasurer shall

                  (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

                  (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                  (c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

                  (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

                  (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

                  (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

        SECTION 9.  Secretary.  The Secretary shall

         (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of

Directors, the committees of the Board of Directors and the stockholders;

                           (b) see that all notices are duly given in accordance
with the provisions of these By-Laws and as required by law;

                           (c) be custodian of the records and seal of the
Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                           (d) see that the books, reports, statements,
certificates and other documents and records required by law are kept and filed; and

                           (e) in general, perform all duties incident to the
office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 10. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order deter-mined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 12. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

         SECTION 13. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.